SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017

PROGREEN US, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6443 Inkster Road, Suite 170-D, Bloomfield Township, MI	48301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (248) ) 973-8851

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

On November 22, 2016, the Company signed a 5% Promissory Note with the company's CEO, Jan Telander, for a credit line of up to $250,000. The Note is non-convertible and is to be repaid within one year.  Mr. Telander completed the full amount of the advances under the Note today, and today we have issued to Mr. Telander, in accordance with the terms of this credit line financing, a five-year common stock purchase warrant to purchase 2,500,000 shares of common stock at an exercise price of $0.05 per share, will be issued as are made.

Mr. Telander today has entered into an additional one year 5% Promissory Note credit line agreement of up to $250,000 with the Company, on the same terms as those of the November 22, 2016 agreement, and has commenced advances to the Company under the new Promissory Note.

"This additional credit line provides a most favorable financing arrangement for ProGreen as we continue to execute our business plan, with a ramp up of our activities in Baja California, until a later time that we would see it as an appropriate point to draw from the equity line financing under review by the SEC. My confidence in our business plan and strategy, and my commitment to the success of ProGreen, are my reasons for personally expanding this bridge financing," says Jan Telander, President & CEO.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGREEN US, INC.

Dated: February 21, 2017	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer

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